SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

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                                    FORM T-1

                   STATEMENT OF ELIGIBILITY AND QUALIFICATION
             UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION

                          DESIGNATED TO ACT AS TRUSTEE

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                               FIRSTAR BANK, N.A.
                      f/k/a FIRSTAR BANK OF MINNESOTA, N.A.

               (Exact name of Trustee as specified in its charter)

A National Banking Association                                    41-0122055
(State of incorporation if not a national bank)                 (IRS Employer
                                                             Identification No.)

101 East Fifth Street
Corporate Trust Department
St. Paul, Minnesota                             55101
(Address of principal executive offices)        (Zip Code)

                               FIRSTAR BANK, N.A.
                              101 East Fifth Street
                            St. Paul, Minnesota 55101
                                 (651) 229-2600
         (Exact name, address and telephone number of agent for service)

                       -----------------------------------


                              UnitedGlobalCom, Inc.
             (Exact name of obligors as specified in their charters)

Delaware                                                      84-1116217
(State of incorporation or other                            (IRS Employer
jurisdiction)                                           (Identification No.)


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         4643 South Ulster Street
         Suite 1300
         Denver, Colorado                                                 80237
(Address of obligors' principal executive offices)                    (Zip Code)
                      -------------------------------------

                                 Debt Securities
                         (Title of Indenture Securities)

Item 1.   General Information.  Furnish the following information as to the trustee:

             (a)      Name and address of each examining or
                      supervising authority to which it is
                      subject.

                            Comptroller of the Currency
                            Treasury Department
                            Washington, DC

                            Federal Deposit Insurance Corporation
                            Washington, DC

                            The Board of Governors of the Federal Reserve System Washington, DC

             (b) The Trustee is authorized to exercise corporate trust powers.

                                     GENERAL

Item 2.                 Affiliations with Obligor and
                        Underwriters. If the obligor or any underwriter for the obligor is an affiliate of the Trustee, describe each such affiliation.

                        None.

                        See Note following Item 16.

Items 3-15 are not applicable because to the best of the Trustee's knowledge the obligor is not in default under any Indenture for which the Trustee acts as Trustee.


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

Item 16.       List of Exhibits.  Listed below are all the
                  exhibits filed as a part of this statement of
                  eligibility and qualification.  Exhibits 1-4 are incorporated by reference from filing
                  333-48849.  Exhibit 7 is incorporated by reference from filing 333-79659.

                  Exhibit 1.        Copy of Articles of Association of the trustee now in effect.

                  Exhibit 2.        a.      A copy of the
                                            certificate of the Comptroller of Currency dated
                                            June 1, 1965, authorizing Firstar Bank of Minnesota, N. A. to act as fiduciary.
                                    b.      A copy of the
                                            certificate of authority of the
                                            trustee to commence business issued
                                            June 9, 1903, by the Comptroller of
                                            the Currency to Firstar Bank of
                                            Minnesota, N.A.

                  Exhibit 3.        A copy of the authorization o
                                    the trustee to exercise corporate trust
                                    powers issued by the Federal Reserve Board.

                  Exhibit 4.        Copy of the By-Laws of the trustee as now in effect.

                  Exhibit 5.        N/A.

                  Exhibit 6.        The consent of the trustee required by Section 321(b) of the Act.

                  Exhibit 7.        A copy of the latest report of
                                    condition of the trustee published
                                    pursuant to law or the requirements
                                    of its supervising or examining
                                    authority.

                                      NOTE

         The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligor within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligor, or affiliates, are based upon information furnished to the Trustee by the obligor. While the Trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.


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                                    SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, a national banking association organized and existing under the laws of the United States, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, and its seal to be hereunto affixed and attested, all in the City of Saint Paul and State of Minnesota on the 15th day of November, 1999.

                                      FIRSTAR BANK, N.A.,
                                      f/k/a FIRSTAR BANK OF MINNESOTA, N.A.

                  (Seal)

                  /s/       Frank P. Leslie III
                  Frank P. Leslie III, Vice President

                                    EXHIBIT 6

                                     CONSENT

         In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, Firstar Bank of Minnesota, N.A., hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated:  November 15, 1999


                               FIRSTAR BANK, N.A.,
                               f/k/a/ FIRSTAR BANK OF MINNESOTA, N.A.

                               /s/   Frank P. Leslie III
                               Frank P. Leslie III, Vice President